EXHIBIT 99.1

William Tay

2000 Hamilton Street, #943

Philadelphia, PA 19130

I, William Tay, hereby resign as President, Secretary, Treasurer and Director of Glacier Enterprises, Inc., a Delaware corporation, effective immediately.

I, William Tay, hereby waive and renounce any claim against said corporation, including any claim for accrued but unpaid wages, severance, compensation or benefits.

/s/ William Tay

________________________

William Tay

Dated: February 17, 2010